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Exhibit 99.(a)(vii)

Northwest Airlines Corporation

Pilot Stock Option Exchange Program

On-Line Election Forms:

        Election Acceptance and Change in Election Forms must be submitted no later than 5:00 p.m. Central Time on July 30, 2003 (or a later expiration date if the Company extends the offer).

Election Acceptance Form (Elect to participate in the Pilot Stock Option Exchange Program)	Change in Election Form (Revoke election to participate in the Pilot Stock Option Exchange Program)

Pilot Stock Option Exchange Program Information:

        Tender Offer Document

        The Northwest Airlines Corporation 1998 Pilots Stock Option Plan

        Amendment To Northwest Airlines Corporation 1998 Pilots Stock Option Plan

        Form of Stock Option Acknowledgement

        Form of Stock Appreciation Right Acknowledgement

        Election Acceptance Form (printable)

        Change in Election Form (printable)

Pilot Stock Option Exchange Program questions can be sent via email to
exchangeoffer@nwa.com, via fax to (612) 726-3509, or via hand delivery or overnight courier to Northwest Airlines, Inc., Human Resources,
Dept. A1420, 2700 Lone Oak Parkway, Eagan, MN 55121-1534,
Attn: Pilot Stock Option Exchange Program.
Reference the Pilot Stock Option Exchange Program.

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  Exhibit 99.(a)(vii)
Northwest Airlines Corporation Pilot Stock Option Exchange Program